DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Filing Acknowledgement

June 23, 2006

Job Number
C20060623-1446

Corporation Number
C26333-1996

Filing Description	**Document Filing Number**	**Date/Time of Filing**
Amended & Restated Articles	00000858270-30	June 23, 2006 03:20:02 AM

Corporation Name
PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC.

Resident Agent
CORPORATION TRUST COMPANY OF NEVADA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Dean Heller

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C26333-1996
Document Number:
00000858270-30

Date Filed:
6/23/2006 3:20:02 AM
In the office of
[signature]

Dean Heller
Secretary of State

Certificate to Accompany Restated Articles
(PURSUANT TO NRS)

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

TIGER TEAM TECHNOLOGIES, INC.

2. The articles are being ☐ Restated or ☒ Amended and Restated (check only one). Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on ________ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☒ The entity name has been amended.
- ☒ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☒ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☒ Articles have been deleted.
- ☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

TIGER TEAM TECHNOLOGIES, INC. (BEFORE CHANGE)

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 1: THE NAME OF THE CORPORATION HAS CHANGED
- OLD NAME: TIGER TEAM TECHNOLOGIES, INC.
- NEW NAME: PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC.

ARTICLE 3: THE NUMBER OF AUTHORIZED COMMON SHARES HAS INCREASED FROM 200,000,000 TO 400,000,000.
THE NUMBER OF AUTHORIZED PREFERRED SHARES HAS INCREASED FROM 0 TO 200,000,000.
THE PAR VALUE OF ALL CLASSES OF SHARES IS .001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: MAJORITY

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.385 Amend 2003
Revised on: [illegible]

ARTICLES OF INCORPORATION
OF
PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC.

FIRST. The name of the corporation is Physicians Healthcare Management Group, Inc.

SECOND. Its registered office in the State of Nevada is located at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, NV 89511, that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

A. Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

B. May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

C. Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

D. Shall have power to sue and be sued in any court of law or equity,

E. Shall have power to make contracts,

F. Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country,

G. Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

H. Shall have power to make By-laws not inconsistent with the Constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs

and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders,

I. Shall have power to wind up and dissolve itself, or be wound up or dissolved.

J. Shall have power to adopt and use a Common seal or stamp, and alter the same at pleasure, The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

K. Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

L. Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

M. Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

N. Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

O. Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the

corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation or any amendment thereof.

P. Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes,

Q. Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

<u>FOURTH.</u> That the total common stock authorized that may be issued by the corporation is FOUR HUNDRED MILLION (400,000,000) shares of stock, with a par value of $0.001. Said shares may be issued by the corporation from time to time for such consideration as may be fixed by the Board of Directors.

<u>FIFTH.</u> The total preferred stock authorized that may be issued by the corporation is TWO HUNDRED MILLION (200,000,000), with a par value of $0.001. Said shares may be issued by the corporation from time to time in classes and series with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, without any action by shareholders.

<u>SIXTH.</u> The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of' this corporation, providing that the number of directors shall not be reduced to fewer than one (1).

<u>SEVENTH.</u> The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

<u>EIGHTH.</u> The corporation shall have a perpetual existence.

<u>NINTH.</u> In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is

expressly authorized:

A. Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

B. To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgaged and liens upon the real and personal property of this Corporation.

C. By resolution passed by a majority off the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

D. When and as authorized by the affirmative vote of' the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation including its good will and its corporate franchises, upon such terms and conditions as the Board of Directors deems expedient and for the best interests of the Corporation.

E. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable,

__TENTH.__ No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall nor eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

__ELEVENTH.__ This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner nor or hereafter prescribed by statute, or in the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the President of the herebefore named Corporation, pursuant to the Nevada Revised Statutes, do amend and restate these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hands this 23rd day of June, 2006.

Robert Trinka, President/CEO/Chairman

DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Filing Acknowledgement

June 23, 2006

Job Number
C20060623-1446

Corporation Number
C26333-1996

Filing Description
Resident Agent Change

Document Filing Number
00000858271-41

Date/Time of Filing
June 23, 2006 03:20:02 AM

Corporation Name
PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC.

Resident Agent
CORPORATION TRUST COMPANY OF NEVADA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C26333-1996
Document Number:
00000858271-41

Date Filed:
6/23/2006 3:20:02 AM
In the office of

Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change of Resident Agent and/or Location of Registered Office

General Instructions for this form:

1. Please print legibly or type; Black Ink Only.
2. Complete all fields.
3. The Physical Nevada address of the resident agent must be set forth; PMB's are not acceptable.
4. Ensure that document is signed in signature fields.
5. Include the filing fee of $60.00.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC. — Name of Entity

C26333-1996 — File Number

The change below is effective upon the filing of this document with the Secretary of State.

Reason for change: (check one) [X] Change of Resident Agent [ ] Change of Location of Registered Office

The former resident agent and/or location of the registered office was:

Resident Agent: SAMUEL WIERDLOW, INC.
Street No.: 1400 COLORADO ST.
City, State, Zip: BOULDER CITY, NV 89005

The resident agent and/or location of the registered office is changed to:

Resident Agent: THE CORPORATION TRUST COMPANY OF NEVADA
Street No.: 6100 NEIL ROAD, SUITE 500
City, State, Zip: RENO, NV 89511

Optional Mailing Address:

NOTE: For an entity to file this certificate, the signature of one officer is required.

X [signature] / PRESIDENT
Signature/Title

Certificate of Acceptance of Appointment by Resident Agent

I hereby accept the appointment as Resident Agent for the above-named business entity.

X [signature] James M. Halpin
Assistant Secretary
Authorized Signature of R.A. or On Behalf of R.A. Company

6/23/06
Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State RA Change 2003
Revised on 7/17/03

Physicians Healthcare Management Group, Inc.
Board of Directors
As of June 23, 2006

Robert Tinka
700 S. Poinciana Blvd., Suite 506
Miami, FL 33166

Fidel Rodriguez
700 S. Poinciana Blvd., Suite 506
Miami, FL 33166

Richard E. Goulding
817 Hogan Way
Melbourne, FL 32940

FAX TO: HEATHER POITRAS
(312) 263-0124

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate to Accompany Restated Articles
(PURSUANT TO NRS)

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

TIGER TEAM TECHNOLOGIES, INC.

2. The articles are being ☐ **Restated** or ☒ **Amended and Restated** (check only one). Please entitle your attached articles **"Restated" or "Amended and Restated,"** accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on ________ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☒ The entity name has been amended.
- ☒ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☒ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☒ Articles have been deleted.
- ☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

TIGER TEAM TECHNOLOGIES, INC. (BEFORE CHANGE)

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 1: THE NAME OF THE CORPORATION HAS CHANGED
- OLD NAME: TIGER TEAM TECHNOLOGIES, INC.
- NEW NAME: PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC.

ARTICLE 3: THE NUMBER OF AUTHORIZED COMMON SHARES HAS INCREASED FROM 200,000,000 TO 400,000,000.
THE NUMBER OF AUTHORIZED PREFERRED SHARES HAS INCREASED FROM 0 TO 200,000,000.
THE PAR VALUE OF ALL CLASSES OF SHARES IS .001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: MAJORITY

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change of Resident Agent and/or Location of Registered Office

General instructions for this form:

1. Please print legibly or type; Black Ink Only.
2. Complete all fields.
3. The Physical Nevada address of the resident agent must be set forth; PMB's are not acceptable.
4. Ensure that document is signed in signature fields.
5. Include the filing fee of $60.00.

ABOVE SPACE IS FOR OFFICE USE ONLY

PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC.
Name of Entity

C26333-1996
File Number

The change below is effective upon the filing of this document with the Secretary of State.

Reason for change: (check one) [X] Change of Resident Agent [ ] Change of Location of Registered Office

The former resident agent and/or location of the registered office was:

Resident Agent: SAMUEL WIERDLOW, INC.

Street No.: 1400 COLORADO ST.

City, State, Zip: BOULDER CITY, NV 89005

The resident agent and/or location of the registered office is changed to:

Resident Agent: THE CORPORATION TRUST COMPANY OF NEVADA

Street No.: 6100 NEIL ROAD, SUITE 500

City, State, Zip: RENO, NV 89511

Optional Mailing Address:

NOTE: For an entity to file this certificate, the signature of one officer is required.

X [signature] / PRESIDENT
Signature/Title

Certificate of Acceptance of Appointment by Resident Agent

I hereby accept the appointment as Resident Agent for the above-named business entity.

X______________________
Authorized Signature of R.A. or On Behalf of R.A. Company

Date

This form must be accompanied by appropriate fees.

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC.
(Name of Corporation)

FILE NUMBER: C26333-1996

FOR THE FILING PERIOD OF 6/15/2006 TO 12/31/2006

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

THE CORPORATION TRUST COMPANY OF NEVADA
6100 NEIL ROAD, SUITE 500
RENO, NV 89511

A FORM TO CHANGE RESIDENT AGENT INFORMATION CAN BE FOUND ON OUR WEBSITE: secretaryofstate.biz

Important: Read instructions before completing and returning this form.

THE ABOVE SPACE IS FOR OFFICE USE ONLY

☒ **Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to resident agent.)**

1. Print or type names and addresses either residence or business, for all officers and directors. A **President, Secretary, Treasurer, or equivalent of and all Directors** and all directors must be named. Have an **Officer** sign the form. FORM *WILL BE RETURNED IF UNSIGNED*
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the filing fee. Fee is based upon the current total authorized stock as explained on the Annual List Fee Schedule for Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. Make your check payable to the Secretary of State. Your canceled check will constitute a certificate to transact business.
5. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
6. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (775) 684-5708.
7. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☒ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
ROBERT TRINKA	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**ST**	**ZIP**
700 S. ROYAL POINCIANA BLVD, SUITE 506	MIAMI	FL	33166
NAME	**TITLE(S)**		
RICHARD E. GOULDING	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**ST**	**ZIP**
817 HOGAN WAY	MELBOURNE	FL	32940
NAME	**TITLE(S)**		
FIDEL R. RODRIGUEZ	TREASURER (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**ST**	**ZIP**
700 S. ROYAL POINCIANA BLVD, SUITE 506	MIAMI	FL	33166
NAME	**TITLE(S)**		
ROBERT TRINKA	DIRECTOR		
ADDRESS	**CITY**	**ST**	**ZIP**
700 S. ROYAL POINCIANA BLVD, SUITE 506	MIAMI	FL	33166

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

[signature]

X Signature of Officer

Title: PRESIDENT   Date: 6/23/2006

Nevada Secretary of State Form ANNUAL LIST-PROFIT 2003
Revised on: 09/27/05